SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C., 20549

                                    Form S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                          WAVERIDER COMMUNICATIONS INC.
             (Exact Name of Registrant as Specified in its Charter)

                NEVADA                                  33-0264030
    (State or other jurisdiction of          (IRS Employer Identification No.)
    Incorporation or Organization)

255 Consumers Road, Suite 500, Toronto, Ontario, Canada         M2J 1R4
       (Address of Principal Executive Offices)               (Zip Code)

                        EMPLOYEE STOCK OPTION (2002) PLAN
                            (Full Title of the Plan)

                              T. SCOTT WORTHINGTON
                         255 Consumers Road, Suite 500
                         Toronto, Ontario Canada M2J 1R4

                 (416) 502-3200 / Facsimile No.: (416) 502-2968

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

                             DAVID A. BROADWIN, ESQ.
                                 FOLEY HOAG LLP
                              155 Seaport Boulevard
                                Boston, MA 02210

                 (617) 832-1000 / Facsimile No.: (617) 832-7000

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
Title of Securities to  Amount to be     Proposed Maximum        Proposed Maximum          Amount of
Be Registered            Registered     Offering Price per      Aggregate Offering       Registration
                                             Share (1)               Price (1)                Fee
-------------------------------------------------------------------------------------------------------------------
Common Shares             6,000,000            $0.25                $1,500,000              $121.35
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of determining the registration fee. In accordance with Rule 457(c) under the Securities Act of 1933, the above calculation is based on the closing bid price reported on the Over-the-Counter Bulletin Board on August 8, 2003

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

(a) Our quarterly report on Form 10-QSB for the quarter ended March 31, 2003;

(b) Our quarterly report on Form 10-QSB for the quarter ended June 30, 2003;

(c) Our amended quarterly report on Form 10-QSB/A for the quarter ended June 30, 2003.

(d) Our annual report on Form 10-K for the fiscal year ended December 31, 2002;

(e) The description of our common stock contained in the registration statement on Form 8-A filed with the Securities and Exchange Commission on March 18, 1995 including all amendments and reports subsequently filed for the purpose of updating such description;

(f) All other documents we filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and

(g) All other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered by the prospectus have been awarded or which deregisters all securities then remaining.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Foley Hoag LLP of Boston, MA will issue an opinion for us about the legality and validity of the shares. We know of no members of Foley Hoag who are beneficial owners of our common stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VI of WaveRider's By-Laws provides that: "Every Director, officer, employee and agent of the Company, and every person serving at the Company's request as a director, officer (or in a position functionally equivalent to that of officer or director), employee or agent of another corporation, partnership, joint venture, trust or other entity, shall be indemnified to the extent and in the manner provided by the Company's Charter, as it may be amended, and in the absence of any such provision therein, in accordance with Nevada law."

         WaveRider's Charter contains no provisions regarding the indemnification of directors and officers.

         Section 78.7502 of Nevada General Corporation Law ("Nevada Corporation Law") provides, that:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstance of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of Nevada Corporation Law provides, that: Any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

        (a)     By the stockholders;

        (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

        (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

        (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The indemnification and advancement of expenses authorized or ordered by a court pursuant to this section:

        (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

        (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         In accordance with the provisions of Section 78.752 of Nevada Corporation Law, WaveRider purchased and maintains insurance coverage on certain liabilities of its directors and officers.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.           EXHIBITS.

Number            Description
------            -----------
4.1               Specimen common stock certificate, incorporated by reference to Exhibit 4.1 to registration statement on Form S-18, file no. 33-25889-LA.
4.2               Employee Stock Option (2002) Plan, incorporated by reference to Appendix A of Proxy Statement,
                  filed on form DEF 14A, file no. 000-25680
5.1               Legal opinion of Foley Hoag LLP.
23.1              Consent of Foley Hoag LLP (included in Exhibit 5.1)
23.2              Consent of PricewaterhouseCoopers LLP
23.3              Consent of Wolf & Company, P.C.
23.4              Consent of Deloitte & Touche LLP
24.1              Power of Attorney (contained in the signature page)


ITEM 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) Include any additional or changed material information on the Plan of distribution.

                  Small business issuers do not need to give the statements in paragraphs (1)(i) and (1)(ii) of this item if the registration statement is on Form S-3 or S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 6th day of August, 2003.

                                   WAVERIDER COMMUNICATIONS INC.

                                   By:  /s/ D. Bruce Sinclair
                                   ------------------------------
                                   D. Bruce Sinclair
                                   Chief Executive Officer




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints D. Bruce Sinclair and T. Scott Worthington, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                                       Date
----------------------------------------------------------------------------------------

/s/ D. Bruce Sinclair         Chief Executive Officer and Director        August 6, 2003
---------------------
D. Bruce Sinclair             (Principal Executive Officer)

/s/ T. Scott Worthington      Vice President, Chief Financial             August 6, 2003
-------------------------     Officer and Secretary
T. Scott Worthington

/s/ Cameron A. Mingay         Director                                    August 6, 2003
---------------------
 Cameron A. Mingay

/s/ Gerry Chastelet           Director                                    August 6, 2003
-------------------
Gerry Chastelet

/s/ John Curry                Director                                    August 6, 2003
---------------
John Curry

/s/ Dennis Wing               Director                                    August 6, 2003
----------------
Dennis Wing

/s/ Michael Milligan          Director                                    August 6, 2003
---------------------
Michael Milligan

                                  Exhibit Index

4.1        Specimen common stock certificate, incorporated by reference to
           Exhibit 4.1 to registration statement on Form S-18, file no. 33-25889-LA.

4.2 Employee Stock Option (2002) Plan, incorporated by reference to Appendix A of Proxy Statement, filed on form DEF 14A, file no. 000-25680

5.1        Legal opinion of Foley Hoag LLP.

23.1       Consent of Foley Hoag LLP (included in Exhibit 5.1)

23.2       Consent of PricewaterhouseCoopers LLP

23.3       Consent of Wolf & Company, P.C.

23.4       Consent of Deloitte & Touche LLP

24.1       Power of Attorney (contained in the signature page)